Exhibit 99.1
Gossamer Bio Announces Second Quarter 2024 Financial Results and Provides Business Update
- $354 Million in Cash, Cash Equivalents & Marketable Securities, as of June 30, 2024 -

SAN DIEGO—(BUSINESS WIRE)— August 12, 2024 — Gossamer Bio, Inc. (Nasdaq: GOSS), a clinical-stage biopharmaceutical company focused on the development and commercialization of seralutinib for the treatment of pulmonary arterial hypertension (PAH) and pulmonary hypertension associated with interstitial lung disease (PH-ILD), today announced its financial results for the second quarter ended June 30, 2024 and provided a business update.

“Between the continued progress made in the enrollment of the Phase 3 PROSERA Study and the transformational collaboration agreement with the Chiesi Group, Gossamer has made great strides in the second quarter to advance the clinical development and strengthen the market potential of seralutinib,” said Faheem Hasnain, Co-Founder, CEO, and Chairman of Gossamer Bio.
“Additionally, we look forward to announcing seralutinib presentations and posters at major medical meetings in the coming months, which continue to support the potential of seralutinib as a novel agent in the treatment of patients with PAH and PH-ILD.”
Seralutinib (GB002): Inhaled PDGFR, CSF1R and c-KIT Inhibitor for PAH and PH-ILD
•Enrollment is ongoing in the PROSERA Study, a global registrational Phase 3 clinical trial in patients with WHO Functional Class II and III PAH. The primary endpoint is change in six-minute walk distance (6MWD) from baseline at week 24. Topline results from the PROSERA Study are expected in the fourth quarter of 2025.
•In mid-2025, after engaging and discussing with global regulatory authorities, we expect to commence a global registrational Phase 3 clinical trial of seralutinib for the treatment of patients with PH-ILD.
•On May 6, Gossamer Bio and the Chiesi Group announced a development and co-commercialization collaboration for seralutinib. Gossamer and Chiesi will split global development costs for seralutinib, except for the PROSERA Study, for which Gossamer will remain solely responsible. In the United States, Gossamer and Chiesi will split profits and losses, and Chiesi will be solely responsible for commercialization of seralutinib outside of the United States, for which Gossamer will receive mid-to-high teens royalties.

Financial Results for Quarter Ended June 30, 2024
•Cash, Cash Equivalents and Marketable Securities: Cash, cash equivalents and marketable securities as of June 30, 2024, were $354.5 million. The Company expects the combination of current cash, cash equivalents and marketable securities will be sufficient to fund its operating and capital expenditures into the first half of 2027.
•Revenue from Sale of Licenses and from Contracts with Collaborators: For the quarter ended June 30, 2024, revenue from the sale of licenses was $88.8 million and revenue from contracts with collaborators was $7.1 million. Our revenue consists of a one-time development cost reimbursement payment for licenses related to the collaboration with Chiesi and ongoing payments for research and development services related to the collaboration with Chiesi.
•Research and Development (R&D) Expenses: For the quarter ended June 30, 2024, R&D expenses were $35.1 million, compared to $36.3 million for the same period in 2023.
•General and Administrative (G&A) Expenses: For the quarter ended June 30, 2024, G&A expenses were $8.7 million, compared to $10.0 million for the same period in 2023.
•Net Income (Loss): Net income for the quarter ended June 30, 2024, was $49.2 million, or $0.22 basic net income per share, compared to a net loss of $42.5 million, or $0.45 basic net loss per share, for the same period in 2023.

About Gossamer Bio
Gossamer Bio is a clinical-stage biopharmaceutical company focused on the development and commercialization of seralutinib for the treatment of pulmonary hypertension. Its goal is to be an industry leader in, and to enhance the lives of patients living with, pulmonary hypertension.
Forward-Looking Statements
Gossamer cautions you that statements contained in this press release regarding matters that are not historical facts are forward-looking statements. These statements are based on the Company’s current beliefs and expectations. Such forward-looking statements include, but are not limited to, statements regarding: the development and market potential of seralutinib; the anticipated timing of commencing a Phase 3 registrational study in PH-ILD; the anticipated timing of a data readout from our Phase 3 PROSERA Study; the timing of presentations and posters related to seralutinib; each of Gossamer’s and Chiesi’s respective obligations under the collaboration and license agreement to lead commercialization efforts and split development costs; and the expected timeframe for funding our operating plan with current cash, cash equivalents and marketable securities. The inclusion of forward-looking statements should not be regarded as a representation by Gossamer that any of its plans will be achieved. Actual results may differ from those set forth in this press release due to the risks and uncertainties inherent in Gossamer’s business, including, without limitation: potential delays in the commencement, enrollment and completion of clinical trials; disruption to our operations from the COVID-19 pandemic, including clinical trial delays; the Company’s dependence on third parties in connection with product manufacturing, research and preclinical and clinical testing; the results of preclinical studies and early clinical trials are not necessarily predictive of future results; the success of Gossamer’s clinical trials and preclinical studies for seralutinib; regulatory developments in the United States and foreign countries;

unexpected adverse side effects or inadequate efficacy of seralutinib that may limit their development, regulatory approval and/or commercialization, or may result in clinical holds, recalls or product liability claims; Gossamer’s ability to obtain and maintain intellectual property protection for seralutinib; Gossamer’s ability to comply with its obligations in collaboration agreements with third parties, including Chiesi, or the agreements under which it licenses intellectual property rights from third parties; unstable market and economic conditions and adverse developments with respect to financial institutions and associated liquidity risk may adversely affect our business and financial condition and the broader economy and biotechnology industry; Gossamer may use its capital resources sooner than it expects; and other risks described in the Company’s prior press releases and the Company’s filings with the Securities and Exchange Commission (SEC), including under the heading “Risk Factors” in the Company’s annual report on Form 10-K and any subsequent filings with the SEC. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof, and Gossamer undertakes no obligation to update such statements to reflect events that occur or circumstances that exist after the date hereof. All forward-looking statements are qualified in their entirety by this cautionary statement, which is made under the safe harbor provisions of the Private Securities Litigation Reform Act of 1995.

Gossamer Bio Statement of Operations
Condensed Consolidated Statement of Operations
(in thousands, except share and per share amounts)
(unaudited)

	Three months ended June 30,		Six months ended June 30,
	2024	2023	2024	2023
Revenue:
Revenue from sale of licenses	$88,751	$—	$88,751	$—
Revenue from contracts with collaborators	7,091	—	7,091	—
Total revenue	95,842	—	95,842	—
Operating expenses:
Research and development	35,086	36,309	67,478	74,104
In process research and development	—	15	—	30
General and administrative	8,669	9,976	18,236	20,108
Total operating expenses	43,755	46,300	85,714	94,242
Income (loss) from operations	52,087	(46,300)	10,128	(94,242)
Other income (expense)
Interest income	1,749	695	2,093	1,282
Interest expense	(2,916)	(3,429)	(6,045)	(6,929)
Other income, net	2,747	6,538	5,563	8,228
Total other income, net	1,580	3,804	1,611	2,581
Income (loss) before provision for income taxes	53,667	(42,496)	11,739	(91,661)
Provision for income taxes	4,435	—	4,435	—
Net income (loss)	$49,232	$(42,496)	$7,304	$(91,661)
Net income (loss) per share, basic	$0.22	$(0.45)	$0.03	$(0.96)
Net income (loss) per share, diluted	$0.22	$(0.45)	$0.03	$(0.96)
Weighted average common shares outstanding, basic	226,221,202	95,446,929	225,978,219	95,160,204
Weighted average common shares outstanding, diluted	238,543,102	95,446,929	225,978,219	95,160,204

Condensed Consolidated Balance Sheet
(in thousands)

BALANCE SHEET DATA:	June 30, 2024	December 31, 2023
	(unaudited)
Cash, cash equivalents, and marketable securities	$354,488	$296,425
Working capital	325,718	254,921
Total assets	373,448	311,916
Total liabilities	291,919	249,147
Accumulated deficit	(1,204,736)	(1,212,040)
Total stockholders' equity	81,529	62,769

For Investors and Media:
Bryan Giraudo, Chief Operating Officer and Chief Financial Officer
Gossamer Bio Investor Relations
ir@gossamerbio.com